Table of Contents

As filed with the Securities and Exchange Commission on November 13, 2026

Registration No. 333- _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNUSUAL MACHINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	66-0927642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5728 Major Blvd., Suite 250, Orlando, Florida 32819

(720) 383-8983

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allan Evans

Chief Executive Officer

Unusual Machines, Inc.

5728 Major Blvd., Suite 250, Orlando, Florida 32819

(720) 383-8983

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Harris, Esq.

Brian Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305, Palm Beach Gardens, Florida 33418

(561) 686-3307

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2026

PRELIMINARY PROSPECTUS

UNUSUAL MACHINES, INC.

Secondary offering of

1,929,272 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale from time to time by the selling stockholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Stockholders”) of up to 1,929,272 shares of common stock, par value $0.01 per share (the “Common Stock”), of Unusual Machines, Inc., a Nevada corporation (the “Company”), consisting of (i) 1,792,012 shares of Common Stock (the “Upgrade Shares”) issued to Matthew Barnard as merger consideration under the Agreement and Plan of Merger, dated as of May 7, 2026 (the “Merger Agreement”), among the Company, Upgrade Energy LLC (“UE”), DroneNX LLC d/b/a Upgrade Energy (“Upgrade”) and Matthew Barnard, as Member Representative, and (ii) 137,260 shares of Common Stock (the “Rotor Lab Shares” and, together with the Upgrade Shares, the “Consideration Shares”) issued to Andrew Robert Simpson and Vella Hardjadinata Corporation Pty Ltd, as trustee for the Vella Hardjadinata Family Trust, as earn-out consideration under the Share Purchase Agreement, dated June 12, 2025 (the “Rotor Lab Agreement”), relating to our acquisition of Rotor Lab Pty Ltd.

We are registering the resale of the Upgrade Shares to satisfy registration rights we granted to Mr. Barnard under a registration rights agreement entered into in connection with our acquisition of Upgrade (the “Upgrade Registration Rights Agreement”). We are also registering the resale of the Rotor Lab Shares to facilitate the free transferability of the Rotor Lab Shares, consistent with our obligations under the Rotor Lab Agreement to issue earn-out shares free of trading restrictions and to remove restrictive legends from those shares. The Rotor Lab Agreement does not grant the Rotor Lab sellers any registration rights. Our registration of the Consideration Shares does not mean that the Selling Stockholders will offer or sell any of the Consideration Shares. The Selling Stockholders may offer all or part of the Consideration Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices, through any of the means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Consideration Shares by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of the Consideration Shares. The Selling Stockholders will bear all commissions and discounts, if any, and any transfer taxes attributable to their sales of the Consideration Shares.

Our Common Stock is listed on the NYSE American under the symbol “UMAC.” On November 12, 2026, the last reported sale price of our Common Stock on the NYSE American was $11.83 per share.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and, as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves risks. You should carefully review the “Risk Factors” beginning on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, sell the Common Stock offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any offer and sale by the Selling Stockholders may be provided in a prospectus supplement.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus and any accompanying prospectus supplement we have prepared or authorized. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains, or incorporates by reference, summaries of certain provisions contained in some of the documents described herein, including the Merger Agreement and the Rotor Lab Agreement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context otherwise requires, references in this prospectus to “Unusual Machines,” the “Company,” “we,” “us” and “our” refer to Unusual Machines, Inc., a Nevada corporation, and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933 (the “Securities Act”) and does not contain all the information set forth or incorporated by reference in the registration statement of which this prospectus forms a part and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.unusualmachines.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement are forward-looking statements, including statements regarding our future results of operations or financial condition, business strategies, and expectations for our business and industry. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will” or “would” or the negative of these words or other similar terms or expressions.

These forward-looking statements are based on information available as of their respective dates and our management team’s expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing our management team’s views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read (i) this entire prospectus and any applicable prospectus supplement, including the sections entitled “Risk Factors,” (ii) the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other documents that we file with the SEC, which are incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference”), (iii) the consolidated financial statements and the related notes incorporated by reference in this prospectus and (iv) all other information included or incorporated by reference in this prospectus.

Overview of the Company

Unusual Machines, Inc. (NYSE American: UMAC) is a Nevada corporation engaged in the commercial drone industry, with its principal place of business in Orlando, Florida. We manufacture and sell drone components and drones across a diversified brand portfolio.

The Upgrade Merger

On May 7, 2026, we entered into the Merger Agreement with UE, Upgrade and Matthew Barnard, as Member Representative, providing for the merger of Upgrade with and into UE, with UE surviving as our wholly owned subsidiary (the “Upgrade Merger”). Upgrade is a manufacturer of battery and power systems solutions for unmanned aerial systems. On October 19, 2026 (the “Upgrade Closing Date”), the parties completed the Upgrade Merger. On the Upgrade Closing Date, the Company issued Mr. Barnard 1,792,012 Upgrade Shares and paid him $1 million in cash. Under the Merger Agreement, we may pay Mr. Barnard an earn-out payment of up to $26,000,000 in cash based upon our future sales of drone batteries we manufacture. We granted registration rights to Mr. Barnard under the Upgrade Registration Rights Agreement and are registering the Upgrade Shares to satisfy those registration rights.

The Rotor Lab Acquisition

On June 12, 2025, we entered into the Rotor Lab Agreement to acquire all of the issued share capital of Rotor Lab Pty Ltd, an Australian designer and manufacturer of electric motors for propulsion applications in uncrewed aerial systems (“Rotor Lab”), and we completed the acquisition in September 2025 (the “Rotor Lab Acquisition”). On October 20, 2026, we issued the 137,260 Rotor Lab Shares to the Rotor Lab sellers as earn-out consideration for the first earn-out period under the Rotor Lab Agreement. The Rotor Lab Agreement does not grant the Rotor Lab sellers registration rights; we are registering the resale of the Rotor Lab Shares to facilitate their free transferability, consistent with our obligation under the Rotor Lab Agreement to deliver earn-out shares free of trading restrictions and restrictive legends.

Corporate Information

We are incorporated in the State of Nevada and are the successor to a Puerto Rico corporation organized in 2019. Our principal executive office is located at 5728 Major Blvd., Suite 250, Orlando, Florida 32819. Our telephone number is (720) 383-8983. Our website address is www.unusualmachines.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As a result, we are permitted to, and have elected to, take advantage of certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein, and we may elect to take advantage of other reduced reporting requirements in future filings. We expect to cease to be an emerging growth company on December 31, 2026.

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THE OFFERING

Issuer	Unusual Machines, Inc.

Common Stock offered by the Selling Stockholders	Up to 1,929,272 shares of outstanding Common Stock, consisting of 1,792,012 Upgrade Shares and 137,260 Rotor Lab Shares.

Common Stock outstanding immediately after this offering (1)	51,911,702 shares of Common Stock as of November 9, 2026.

Use of proceeds	All of the shares of Common Stock offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. See “Use of Proceeds.”

Stock symbol	NYSE American “UMAC”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus, and the other reports incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

(1) The number of shares of Common Stock set forth above is as of November 9, 2026 and excludes:

•	3,540,429 shares of Common Stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $17.13 per share;

•	5,000,000 shares of Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $25.00 per share;

•	2,103,109 shares of Common Stock reserved for future issuance under our Amended and Restated 2022 Equity Incentive Plan; and

•	any shares of Common Stock that may be issued under our “at-the-market” offering program.

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RISK FACTORS

An investment in any securities offered pursuant to this prospectus and any accompanying prospectus supplement involves risks. Before deciding whether to invest in our securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in, or incorporated by reference in, this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. For more information, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Additional Risks

If our strategy of pre-ordering inventory in advance of customer orders is not successful, we may incur material obsolete inventory and be required to incur a material charge to our results of operations.

The U.S. government has adopted policies requiring U.S.-made drone parts and restricting the sale of new Chinese drone models in the United States. We believe these policies create a significant sales opportunity, but supply chains for domestic drone parts remain very tight. Accordingly, using our available cash resources, we have implemented a strategy of ordering significant inventory in advance of customer orders so that we can be a preferred source of drone components able to fill customer orders on a timely basis. Although our revenue has grown materially, we have only limited visibility into future customer orders, and our strategy may not succeed for a variety of reasons, including those described in the other risk factors in this section. If anticipated orders do not materialize, or if our inventory becomes obsolete or declines in value, we may be required to write down our inventory and incur a material charge, which would increase our operating losses and could materially and adversely affect our financial condition, results of operations and liquidity.

Changes in U.S. political leadership or policy priorities, including as a result of elections, could reduce federal support for domestic drone manufacturers and materially and adversely affect demand for our products and our competitive position.

Our growth strategy depends significantly on federal policies that favor U.S.-manufactured, NDAA-compliant drone components. These policies include the procurement restrictions of the American Security Drone Act of 2023, the FCC’s Covered List actions under Section 1709 of the National Defense Authorization Act for Fiscal Year 2025, and the Department of War’s Drone Dominance initiative. Although certain of these measures are statutory, their implementation and scope depend in significant part on executive action, agency rulemaking and agency guidance, which can be changed more readily than legislation. A new administration, new agency leadership or a change in control of either chamber of Congress could modify, delay, narrow or reverse these measures, or reduce the funding or enforcement that supports them. These policies are already subject to uncertainty. In January 2026, the FCC partially reversed restrictions it had adopted in December 2025, and its actions are currently being challenged in the U.S. Court of Appeals for the Ninth Circuit. We cannot predict the outcome of that litigation, and an adverse decision could further weaken these restrictions. The outcome of any federal election, including the November 2026 U.S. midterm elections, could also shift defense budgets away from the programs we supply, relax domestic-sourcing preferences, or change tariff, export control and airspace policies in ways that increase our costs or reduce demand for our products. Divided government could lead to appropriations delays, continuing resolutions or government shutdowns that defer or reduce orders from our defense and government-related customers. If these policies are relaxed or reversed, competitors with lower-cost foreign supply chains could regain market share, and we may face pricing pressure that we may be unable to offset. We cannot predict the outcome of any election or the policies that any new administration or Congress may adopt. Any of these developments could materially and adversely affect our business, financial condition and results of operations and the market price of our Common Stock.

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We have experienced rapid growth and may continue to do so. If we fail to manage our growth effectively, our business, financial condition and results of operations could be materially and adversely affected.

Our operations have expanded significantly since our initial public offering in February 2024. Our headcount has increased from 18 employees in mid-2025 to approximately 320 employees as of the date of this prospectus. We expect to continue growing, including by increasing U.S.-based production of drone components, pursuing commercial, government and defense customers, and potentially through additional acquisitions. This growth has placed, and will continue to place, significant strain on our management, operational, financial and technical infrastructure. Managing it effectively will require us to, among other things:

•	recruit, integrate and retain qualified engineering, manufacturing, quality, compliance and government contracting personnel in a competitive labor market;
•	expand manufacturing capacity and qualify domestic and allied sources for critical components, while complying with component origin requirements under the National Defense Authorization Act and related federal procurement rules;
•	maintain product quality and reliability as volumes increase;
•	scale our operational and financial systems and maintain effective internal control over financial reporting;
•	integrate acquired businesses, personnel and systems; and
•	preserve our corporate culture as our organization grows.

Our management team has limited experience operating a company of our expected size. Our current personnel, systems and controls may not be adequate to support our future operations. Growth may also divert management's attention from day-to-day operations. If quality declines as we scale production or add suppliers, we could face returns, warranty or liability claims, reputational harm, and the loss of customers or eligibility for government programs.

Our growth may require significant capital expenditures and working capital investment before we generate related revenue. We may need to raise additional capital, which may not be available on acceptable terms, or at all. Any equity financing could dilute our stockholders. Any debt financing could restrict our operations. In addition, our historical growth may not be indicative of future performance. If demand does not meet our expectations after we have invested in capacity and personnel, we may be unable to reduce costs in a timely manner.

If we fail to manage our growth effectively, we may be unable to execute our business plan or respond to competitive pressures. This could have a material adverse effect on our business, financial condition, results of operations and prospects, and on the market price of our Common Stock.

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USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any of the proceeds from these sales.

DESCRIPTION OF TRANSACTIONS WITH THE SELLING STOCKHOLDERS

The Acquisitions

This prospectus covers the resale of shares of Common Stock that we issued as consideration in the two acquisitions described below.

The Upgrade Merger.

We entered into the Merger Agreement, dated as of May 7, 2026, among the Company; UE, a Delaware limited liability company and our wholly owned subsidiary; Upgrade, a Missouri limited liability company; and Matthew Barnard, the sole member of Upgrade, as Member Representative under the Merger Agreement. On the Upgrade Closing Date, Upgrade merged with and into UE, and UE survived as our wholly owned subsidiary. Under the Merger Agreement, the aggregate merger consideration payable to Mr. Barnard is up to $52,000,000. At closing, that consideration consisted of the 1,792,012 Upgrade Shares issued to Mr. Barnard and $1 million in cash. Mr. Barnard may also receive an earn-out payment of up to $26,000,000 in cash, based on our revenue from batteries we manufacture over two consecutive 12-month calculation periods following the date of the Merger Agreement.

The Rotor Lab Acquisition.

We entered into the Rotor Lab Agreement, dated June 12, 2025, among the Company; Andrew Robert Simpson and Vella Hardjadinata Corporation Pty Ltd, as trustee for the Vella Hardjadinata Family Trust, as sellers; and Jason Philip Vella, as guarantor of the obligations of Vella Hardjadinata Corporation Pty Ltd. In the Rotor Lab Acquisition, we acquired all of the issued share capital of Rotor Lab, an Australian company, from those sellers, who held 60% and 40% of Rotor Lab, respectively. The purchase price consisted of $4.0 million of Common Stock issued at completion, plus earn-out consideration payable in Common Stock for each of two 12-month periods following completion, equal to gross revenue for the period and capped at $3.0 million in the aggregate. The shares issued at completion were valued at the volume-weighted average price of our Common Stock for the 20 trading days immediately preceding the date of the Rotor Lab Agreement, and earn-out shares are valued at the volume-weighted average price for the 20 trading days immediately preceding the applicable earn-out payment date. On October 20, 2026, as earn-out consideration for the first earn-out period, we issued the 137,260 Rotor Lab Shares, which are restricted shares of Common Stock, to the Rotor Lab sellers in those proportions.

Mr. Barnard, Mr. Simpson and Vella Hardjadinata Corporation Pty Ltd are the Selling Stockholders.

We issued the Upgrade Shares in a private placement exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. We issued the Rotor Lab Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation S promulgated thereunder.

In connection with the Upgrade Merger, we entered into the Upgrade Registration Rights Agreement with Mr. Barnard. Under that agreement, we agreed to file a registration statement on Form S-3 with the SEC within 30 days after closing covering the resale of the Upgrade Shares.

We are filing the registration statement of which this prospectus forms a part to satisfy our obligations under the Upgrade Registration Rights Agreement. The Rotor Lab Agreement does not grant the Rotor Lab sellers registration rights. We are also registering the resale of the Rotor Lab Shares to facilitate their free transferability, consistent with our obligations under the Rotor Lab Agreement to issue earn-out shares free of trading restrictions and to remove restrictive legends from those shares. We will not receive any proceeds from the sale of the Consideration Shares by the Selling Stockholders.

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SELLING STOCKHOLDERS

This prospectus covers the resale of the Consideration Shares by the Selling Stockholders. For additional information regarding the Consideration Shares, see “Description of Transactions with the Selling Stockholders” above.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of shares of Common Stock by each Selling Stockholder as of November 9, 2026. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder as of that date. The third column lists the maximum number of Consideration Shares that may be offered by each Selling Stockholder under this prospectus. The fourth and fifth columns list the number and percentage of shares of Common Stock to be beneficially owned by each Selling Stockholder after the offering, assuming the sale of all of the Consideration Shares offered by the Selling Stockholders under this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (1)	Percentage of Shares Owned After the Offering (2)
Matthew Barnard (3)	1,792,012	1,792,012	0	0%
Andrew Simpson (4)	157,374	82,356	75,018	*
Vella Hardjadinata Corporation Pty Ltd, as trustee for the Vella Hardjadinata Family Trust (5)	54,904	54,904	0	0%

* Represents ownership of less than 1%.

(1) Assumption. Assumes the sale of all shares of Common Stock offered in this prospectus. The Selling Stockholders may sell all, some or none of the Consideration Shares in this offering. See “Plan of Distribution.”

(2) Beneficial Ownership Percentage. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Applicable percentage ownership is based on 51,911,702 shares of our Common Stock outstanding as of November 9, 2026.

(3) Upgrade Shares. Mr. Barnard is an individual and has sole voting and dispositive power over these shares. Address is 20910 Normandie Ave, Unit D
Torrance, CA 90502.

(4) Rotor Lab Shares. Represents Rotor Lab Shares and 75,018 other shares of Common Stock. Mr. Simpson is an individual and has sole voting and dispositive power over these shares. Address is 5000 Collina Ter, Apt 10102, Clermont, FL 34711.

(5) Rotor Lab Shares. Represents Rotor Lab Shares. Vella Hardjadinata Corporation Pty Ltd (ACN 655 787 367) holds these shares as trustee for the Vella Hardjadinata Family Trust. Jason Vella, as its trustee, has sole voting and dispositive power over these shares. Address is Unit 6, 88 Dooring Street, Dickson ACT 2602, Australia.

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Material Relationships with the Selling Stockholders

Matthew Barnard.

Before the Upgrade Merger, Mr. Barnard was the sole member and manager of Upgrade. In connection with the Upgrade Merger, the Company and Mr. Barnard entered into, or are subject to, the following arrangements:

•	Upgrade Registration Rights Agreement. The Upgrade Registration Rights Agreement requires us to register the resale of the Upgrade Shares as described above. Before we file the registration statement, any amendment or supplement, or any related correspondence with the SEC staff, we must give Mr. Barnard a reasonable opportunity to review and comment. He also has the right to approve, with approval not to be unreasonably withheld or delayed, any such disclosure or communication that relates directly to him and his sale of the Upgrade Shares.

•	Employment. Under the Merger Agreement, Mr. Barnard became Chief Executive Officer of UE, the surviving company in the Upgrade Merger, as of the effective time of the Upgrade Merger. He also entered into an employment agreement with the Company, effective as of the Upgrade Closing Date.

•	Earn-Out. Mr. Barnard is entitled to receive an earn-out payment of up to $26,000,000 in cash, based on our revenue from batteries we manufacture during the two 12-month calculation periods following the date of the Merger Agreement.

Rotor Lab Selling Stockholders.

Before the Rotor Lab Acquisition, Mr. Simpson and Vella Hardjadinata Corporation Pty Ltd, as trustee for the Vella Hardjadinata Family Trust, held all of the issued share capital of Rotor Lab. In connection with the Rotor Lab Acquisition, the Company and the Rotor Lab sellers entered into, or are subject to, the following arrangements:

•	Employment. Mr. Simpson is the designated key employee under the Rotor Lab Agreement and has an employment agreement with Rotor Lab.

•	Earn-Out. The Rotor Lab sellers are entitled to earn-out consideration payable in shares of Common Stock for each of two 12-month earn-out periods following completion, up to a maximum of $3.0 million for both periods together. The Rotor Lab Shares which are being registered pursuant to this prospectus were issued for the first earn-out period. Any earn-out consideration for the second earn-out period is not covered by this prospectus. During the earn-out periods, we have agreed to certain restrictions on the operation of Rotor Lab’s business. We have also agreed to issue earn-out shares free of trading restrictions and to remove restrictive legends from those shares so that the Rotor Lab sellers may freely trade them.

Except for their ownership of the Consideration Shares, the Merger Agreement, the Rotor Lab Agreement and the related transaction agreements described above, and as otherwise described in this prospectus, the Selling Stockholders have not had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may sell, transfer or otherwise dispose of any or all of their shares of Common Stock, or interests in those shares, from time to time on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These dispositions may be made at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests in them:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted under applicable law.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock they own. If a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell those shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or another applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successor-in-interest as a Selling Stockholder under this prospectus. The Selling Stockholders may also transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests in it, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver those securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell those securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions, or create one or more derivative securities, that require delivery to the broker-dealer or other financial institution of shares offered by this prospectus. The broker-dealer or other financial institution may then resell those shares under this prospectus, as supplemented or amended to reflect the transaction.

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The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock they offer will be the purchase price of the Common Stock less discounts or commissions, if any. Each Selling Stockholder reserves the right, together with its agents from time to time, to accept or to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under another available exemption from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests in it may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. However, the Selling Stockholders will not be deemed underwriters solely as a result of their participation in this offering. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the following information for a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus: the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts.

To comply with the securities laws of some states, if applicable, the Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale, or an exemption from the registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus, as it may be supplemented or amended from time to time, available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify Mr. Barnard under the Upgrade Registration Rights Agreement against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Upgrade Shares. We will bear all costs, expenses and fees in connection with the registration of the Consideration Shares. The Selling Stockholders will bear all commissions and discounts, if any, and any transfer taxes attributable to their sales of the Consideration Shares.

Under the Upgrade Registration Rights Agreement, we have agreed with Mr. Barnard to use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective and to keep it effective until the earlier of: (i) the date on which all of the Upgrade Shares have been sold or otherwise disposed of; and (ii) the date that is two years after the registration statement is declared effective. We have no contractual obligation to the Rotor Lab sellers to maintain the effectiveness of the registration statement.

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LEGAL MATTERS

The legality of the Common Stock offered by this prospectus will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. Attorneys of Nason, Yeager, Gerson, Harris & Fumero, P.A. beneficially own an aggregate of 5,000 shares of our Common Stock.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024, and for each of the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Salberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus forms a part but prior to the termination of all offerings covered by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on May 14, 2026, August 6, 2026 and November 5, 2026, respectively.

•	The information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 24, 2026, that is responsive to Part III of Form 10-K.

•	Current Reports on Form 8-K filed with the SEC on January 15, 2026, January 29, 2026, March 9, 2026, March 23, 2026, April 7, 2026, May 5, 2026, May 11, 2026, May 29, 2026, June 25, 2026, July 28, 2026, August 12, 2026, October 7, 2026 and October 23, 2026 (in each case, other than information furnished and not filed).

•	The description of our Common Stock contained in Form 8-K, filed with the SEC on October 23, 2026.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. Any such request may be made in writing or by telephone at the following address or phone number:

Unusual Machines, Inc.

Attn: Corporate Secretary

5728 Major Blvd., Suite 250

Orlando, Florida 32819

(720) 383-8983

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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UNUSUAL MACHINES, INC.

Secondary offering of

1,929,272 SHARES OF COMMON STOCK

PROSPECTUS

[●], 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,856.38
Accounting fees and expenses	$12,500.00
Legal fees and expenses	$12,000.00
Miscellaneous	$643.62
Total	$27,000.00

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes (the “NRS”) permits us to indemnify any person who is or was a director, officer, employee or agent, or who serves at our request in such a capacity for another entity, against expenses, judgments, fines and amounts paid in settlement incurred in any threatened, pending or completed action, suit or proceeding brought by reason of such service, if the person either is not liable under NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and, in a criminal matter, had no reasonable cause to believe the conduct was unlawful. In actions brought by or in our right, indemnification is limited to expenses and amounts paid in settlement and is not available for any claim as to which the person is adjudged liable to us, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity. Under the NRS, discretionary indemnification must be authorized in each case by our stockholders, by our board of directors acting by a majority vote of a quorum of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion. We must indemnify any such person against expenses to the extent he or she is successful on the merits or otherwise in defense of the proceeding. Our articles of incorporation, bylaws or an agreement may require us to pay the expenses of directors and officers as they are incurred and in advance of the final disposition of a proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Our articles of incorporation authorize us, to the fullest extent permitted by applicable law, to provide indemnification of, and advancement of expenses to, our directors, officers and agents through bylaw provisions, agreements, a vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise required or permitted by the NRS. Notwithstanding the foregoing, our articles of incorporation provide that such indemnity shall not include any advancement of expenses relating to or arising from any proceeding in which we assert a direct claim against an indemnitee or an indemnitee asserts a direct claim against us; following the termination of any such proceeding, we may provide indemnification in accordance with our articles of incorporation, bylaws, any written agreement or the NRS.

Our articles of incorporation further provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. Under NRS 78.138, a director or officer is not individually liable to us, our stockholders or our creditors for damages unless the presumption that he or she acted in good faith, on an informed basis and with a view to our interests is rebutted and it is proven that his or her act or failure to act constituted a breach of fiduciary duty and that such breach involved intentional misconduct, fraud or a knowing violation of law.

We have entered into indemnification agreements with each of our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service and to advance expenses incurred in connection with proceedings against them.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
2.1†	Agreement and Plan of Merger, dated as of May 7, 2026, among Unusual Machines, Inc., Upgrade Energy LLC, DroneNX LLC d/b/a Upgrade Energy and Matthew Barnard, as Member Representative	8-K	001-41961	1.1	5/11/2026
2.2†	Rotor Lab Pty Ltd Share Purchase Agreement, dated June 12, 2025	8-K	001-41961	10.1	6/13/2025
3.1	Articles of Incorporation	8-K	001-41961	3.1	4/23/2024
3.2	Amended and Restated Bylaws	8-K	001-41961	3.1	10/8/2024
3.3	Amendment No. 1 to Amended and Restated Bylaws	8-K	001-41961	3.1	2/5/2025
3.4	Second Amendment to the Amended and Restated Bylaws	8-K	001-41961	3.1	1/29/2026
4.1	Description of Securities	8-K	001-41961	4.1	10/23/26
4.2	Form of Registration Rights Agreement between Unusual Machines, Inc. and Matthew Barnard (included as Exhibit A to Exhibit 2.1 hereto)	8-K	001-41961	1.1	5/11/2026
5.1*	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. with respect to the legality of the securities being offered
23.1*	Consent of Salberg & Company, P.A., former independent registered public accounting firm for the Registrant
23.2*	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A (included in Exhibit 5.1 hereto)
107*	Filing Fee Table

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

* Filed herewith.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on November 13, 2026.

UNUSUAL MACHINES, INC.

By:	/s/ Allan Evans
Name: Title:	Allan Evans Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Allan Evans	Chief Executive Officer (Principal Executive Officer)	November 13, 2026
Allan Evans	and Director

/s/ Brian Hoff	Chief Financial Officer (Principal Financial Officer) and	November 13, 2026
Brian Hoff	Chief Accounting Officer (Principal Accounting Officer)

Cristina A. Colón	Director

/s/ Robert Lowry		November 13, 2026
Robert Lowry	Director

/s/ Sanford Rich		November 13, 2026
Sanford Rich	Director

/s/ Jeffrey Thompson		November 13, 2026
Jeffrey Thompson	Director

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